Exhibit 99.1

PRESS RELEASE	Corporate Headquarters

400 South Hope Street

25th Floor

Los Angeles, CA 90071

www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Brad Burke Investor Relations 215.921.7436	Steve Iaco Media Relations 212.984.6535

CBRE GROUP, INC. REPORTS DOUBLE-DIGIT REVENUE AND

EARNINGS GROWTH FOR FULL-YEAR AND FOURTH-QUARTER 2018

2018 Full-Year Highlights GAAP EPS up 51% to $3.10 Adjusted EPS up 20% to $3.28 Revenue and Fee Revenue up 15%	2018 Q4 Highlights GAAP EPS up 145% to $1.15 Adjusted EPS up 26% to $1.21 Revenue up 14% and Fee Revenue up 16%

Los Angeles, CA – February 13, 2019 — CBRE Group, Inc. (NYSE:CBRE) today reported strong financial results for the year and fourth quarter ended December 31, 2018. Revenue and earnings for the year reached record highs for the company.

“Our business ended the year with broad strength across geographies and business lines,” said Bob Sulentic, president and chief executive officer of CBRE. “Our results for both the quarter and the year reflect the operational gains and capital investments we have made to enable our people to produce hard-to-replicate client outcomes.”

“Our new corporate structure, which took effect on January 1st, puts some of our sector’s very best leaders in compelling new leadership roles, sharpens our focus on excellence across our services and enables operating efficiencies across our business. These moves are already having an impact and we expect them to come through in our financial performance in 2019.”

“We start the new year with excellent momentum across our global business. The global economy is expected to grow at a healthy, but moderately slower pace than in recent years. Cross-border capital flows are solid, notwithstanding the ongoing trade and geopolitical tensions. While we remain mindful of potential macro challenges and the length of the current economic expansion, this continues to be a supportive environment for our business.”

Full-Year 2018 Results1

•

Revenue for full-year 2018 totaled $21.3 billion, an increase of 15% (14% local currency2). Fee revenue[3] also rose 15% (same local currency) to $10.8 billion. Organic fee revenue[3] growth was 12% (same local currency).

•

On a GAAP basis, net income increased 53% to $1.1 billion, while earnings per diluted share increased 51% to $3.10 per share. Adjusted net income[4] for full-year 2018 rose 21% to $1.1 billion, while adjusted earnings per diluted share improved 20% to $3.28 per share. 2018 marked the ninth consecutive year of double-digit growth in adjusted earnings per share for the company.

•	Full-year 2018 adjustments to GAAP net income had a net impact of $60.5 million:
o

Adjustments included $113.1 million (pre-tax) of non-cash acquisition-related depreciation and amortization; $37.9 million (pre-tax) of expenses related to the company reorganization, including cost-savings initiatives; a $28.0 million (pre-tax) write-off of financing costs related to the redemption of $800 million principal amount of the company’s 5% bonds due in 2023; $9.1 million (pre-tax) of integration and other costs related to acquisitions and $8.9 million (pre-tax) of costs incurred in connection with a litigation settlement relating to activities that occurred nearly a decade ago.

CBRE Press Release

February 13, 2019

o

The above items were offset by the removal of a one-time $100.4 million (pre-tax) non-cash gain associated with remeasuring CBRE’s investment in an unconsolidated subsidiary in New England to fair value as of the date the company acquired the remaining controlling interest in this entity; a $5.3 million (pre-tax) reversal of net carried interest incentive compensation expense to align with the timing of associated revenue; and a net tax adjustment of $44.2 million associated with the aforementioned pre-tax adjustments.

o

The adjustments also included a $13.4 million net charge[5] attributable to an update to the provisional estimated tax impact of the 2017 Tax Cuts and Jobs Act, which was initially recorded in the fourth quarter of 2017.

•

EBITDA[6] increased 15% (same local currency) to $2.0 billion and adjusted EBITDA[6] rose 11% (same local currency) to $1.9 billion. Adjusted EBITDA margin on fee revenue was 17.6% for the year ended December 31, 2018.

Fourth-Quarter 2018 Results1

•

Revenue for the fourth quarter totaled $6.3 billion, an increase of 14% (17% local currency). Fee revenue[3] rose 16% (18% local currency) to $3.4 billion. Organic fee revenue[3] growth was 13% (15% local currency).

•

On a GAAP basis, net income increased 147% to $393.8 million, while earnings per diluted share increased 145% to $1.15 per share. Adjusted net income[4] for the fourth quarter of 2018 rose 26% to $415.0 million, while adjusted earnings per diluted share improved 26% to $1.21 per share.

•	Fourth-quarter 2018 adjustments to GAAP net income had a net impact of $21.2 million:
o

Adjustments included $26.5 million (pre-tax) of non-cash acquisition-related depreciation and amortization; $25.2 million (pre-tax) of expenses related to the company reorganization, including cost-savings initiatives, and $3.0 million (pre-tax) of integration and other costs related to acquisitions.

o

These items were offset by the removal of a one-time $7.8 million (pre-tax) non-cash gain associated with remeasuring CBRE’s investment in an unconsolidated subsidiary in New England to fair value as of the date the company acquired the remaining controlling interest in this entity; a $0.7 million (pre-tax) net carried interest incentive compensation reversal to align with the timing of associated revenue; and a net tax adjustment of $37.8 million associated with the aforementioned pre-tax adjustments.

o

The adjustments also included a $12.8 million net charge attributable to an update to the provisional estimated tax impact of the 2017 Tax Cuts and Jobs Act, which was initially recorded in the fourth quarter of 2017.

•

EBITDA[6] increased 12% (14% local currency) to $635.0 million and adjusted EBITDA[6] increased 15% (17% local currency) to $654.6 million. Adjusted EBITDA margin on fee revenue was 19.2% for the three months ended December 31, 2018.

•

During the fourth quarter and continuing through early January 2019, the company took advantage of volatility in the equity markets to buy back over $200 million of its stock, opportunistically acquiring 5.1 million shares at an average price of $40.20 per share.

CBRE Press Release

February 13, 2019

Fourth-Quarter 2018 Segment and Business Line Review

The following tables present highlights of CBRE segment performance during the fourth quarter of 2018 (dollars in thousands):

	Americas			EMEA			APAC
		% Change from Q4 2017			% Change from Q4 2017			% Change from Q4 2017
	Q4 2018	USD	LC	Q4 2018	USD	LC	Q4 2018	USD	LC
Revenue	$3,860,533	14%	15%	$1,637,781	18%	23%	$643,894	9%	14%
Fee revenue	1,982,042	18%	18%	888,577	14%	19%	381,883	10%	14%
EBITDA	358,355	14%	15%	139,491	6%	11%	78,520	14%	18%
Adjusted EBITDA	371,005	18%	19%	147,386	12%	17%	79,550	15%	20%

	Global Investment Management			Development Services (7)
		% Change from Q4 2017			% Change from Q4 2017
	Q4 2018	USD	LC	Q4 2018	USD	LC
Revenue	$118,707	15%	18%	$32,833	2%	2%
EBITDA	24,229	42%	46%	34,384	0%	0%
Adjusted EBITDA	22,321	4%	7%	34,384	0%	0%

Revenue growth in the regional services businesses remained strong across all three regions. In EMEA (Europe, the Middle East & Africa), revenue rose 18% (23% local currency), with notable growth in Belgium, France, Germany and the United Kingdom. Americas revenue increased 14% (15% local currency), paced by a 15% gain in the United States. APAC (Asia Pacific) revenue climbed 9% (14% local currency), led by Greater China, India and Japan.

Global revenue growth was paced by leasing, which had a 22% (24% local currency) gain, as all three regions produced double-digit increases. The Americas led the way with a 26% (27% local currency) increase (about 22% organic growth), driven by robust growth (29%) in the U.S., particularly with account-based clients. APAC leasing rose 18% (22% local currency), with double-digit growth in most major economies across the region. EMEA also had strong growth across most of the region, with leasing revenue rising 10% (15% local currency), led by Germany, Italy and the United Kingdom.

CBRE continued to capture a significant share of the growing trend toward outsourcing real estate and facilities services. On a global basis, occupier outsourcing revenue increased 14% (17% local currency) and fee revenue surged 17% (20% local currency). All three regions produced double-digit growth in occupier outsourcing revenue and fee revenue.

Combined revenue from the capital markets businesses – property sales and commercial mortgage origination – rose 9% (11% local currency).

Global property sales revenue increased 7% (10% local currency), as all three regions logged market share gains. A key catalyst was the Americas, which saw a 12% (13% local currency) sales revenue gain, paced by 15% growth in the United States. APAC was also notably strong as China, Japan and Korea drove a 6% (10% local currency) sales revenue increase. EMEA slipped 2% (but was up 3% in local currency). This region faced a difficult comparison as fourth quarter 2017 sales revenue was up 20% in local currency compared to fourth quarter 2016. Commercial mortgage origination activity remained strong with revenue up 16% (same local currency).

Recurring revenue from loan servicing activities continued to grow robustly, rising 20% (same local currency). The loan servicing portfolio grew to $201 billion at the end of the fourth quarter – up 15% from year-end 2017.

Valuation revenue rose 5% (8% local currency), driven by EMEA and the Americas. Property management services produced increases of 6% (8% local currency) in revenue and 1% (3% local currency) in fee revenue.

Combined adjusted EBITDA for CBRE’s real estate investment businesses (Global Investment Management and Development Services) rose 2% (3% local currency). This growth was led by Global Investment Management, which generated adjusted EBITDA growth of 4% (7% local currency), reflecting higher carried interest revenue from asset sales as well as increased asset management and incentive fees.

•

The in-process Development Services portfolio increased to a record $9.0 billion, up $0.2 billion from third-quarter 2018, reflecting the continued conversion of pipeline activity. The pipeline increased by $0.1 billion during the fourth quarter to $3.7 billion.

CBRE Press Release

February 13, 2019

•

Global Investment Management assets under management (AUM) totaled $105.5 billion at year-end 2018, up $1.0 billion ($1.8 billion local currency) from the third quarter of 2018. For full-year 2018, AUM increased $2.3 billion ($5.1 billion local currency).

Conference Call Details

The company’s fourth quarter earnings conference call will be held today (Wednesday, February 13, 2019) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on February 13, 2019, and will be available for one week following the event. The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13686317#. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2018 revenue). The company has more than 90,000 employees (excluding affiliates) and serves real estate investors and occupiers through more than 480 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance, market share, investment levels and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to the United Kingdom’s withdrawal from the European Union, including concerns relating to the economic impact of such withdrawal on businesses within the United Kingdom and Europe; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; the emergence of disruptive business models and technologies; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our Global Investment Management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the

CBRE Press Release

February 13, 2019

limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our Development Services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements, including the impact of any subsequent additional regulation or guidance associated with the Tax Act; and the effect of implementation of new accounting rules and standards (including new lease accounting guidance which became effective in the first quarter of 2019).

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

The terms “fee revenue,” “organic fee revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “EBITDA” and “adjusted EBITDA,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

1  We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

2  Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

3  Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Organic fee revenue for the three months ended December 31, 2018 further excludes contributions from all acquisitions completed after fourth-quarter 2017. Organic fee revenue for the twelve months ended December 31, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018; (ii) all acquisitions completed after second-quarter 2017 for the three months ended June 30, 2018; (iii) all acquisitions completed after third-quarter 2017 for the three months ended September 30, 2018; and (iv) all acquisitions completed after fourth-quarter 2017 for the three months ended December 31, 2018.

4  Adjusted net income and adjusted earnings per share (or adjusted EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included the removal of a one-time non-cash gain associated with remeasuring CBRE’s  investment in an unconsolidated subsidiary in New England to fair value as of the date it acquired the remaining controlling interest, non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, write-off of financing costs on extinguished debt, costs associated with our reorganization, including cost-savings initiatives, costs incurred in connection with a litigation settlement, integration and other costs related to acquisitions and certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue. Adjustments for the three and twelve months ended December 31, 2018 also included an update to the provisional estimated tax impact of U.S. tax reform initially recorded in the fourth quarter of 2017.

CBRE Press Release

February 13, 2019

5  Our provision for income taxes for 2017 included a net charge of $143.4 million attributable to the Tax Cuts and Jobs Act (Tax Act), including a provisional amount representing our estimate of the U.S. federal and state tax impact of the transition tax on the mandatory deemed repatriation of cumulative foreign earnings as of December 31, 2017. In December 2017, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 118 (SAB 118), “Income Tax Accounting Implications of the Tax Cuts and Jobs Act (Tax Act)”, which allowed us to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. During 2018, we continued to analyze the impact of the Tax Act and interpreted the additional guidance issued by the U.S. Treasury Department, the Internal Revenue Service, and other standard-setting bodies. The net charge in the three and twelve months ended December 31, 2018 related to an update of the net provision associated with the Tax Act based upon our finalization of analysis of the impact of the Tax Act. As of December 31, 2018, we have completed our analysis and the final net charge associated with the Tax Act was $156.7 million.

6  EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization. Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of a one-time non-cash gain associated with remeasuring CBRE’s investment in an unconsolidated subsidiary in New England to fair value as of the date it acquired the remaining controlling interest, costs associated with our reorganization, including cost-savings initiatives, costs incurred in connection with a litigation settlement, integration and other costs related to acquisitions, and certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue.

7  Revenue in the Development Services segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests. EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

CBRE Press Release

February 13, 2019

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2018 AND 2017

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)
Revenue:
Fee revenue	$3,404,042	$2,945,872	$10,837,552	$9,409,036
Pass through costs also recognized as revenue	2,889,706	2,553,782	10,502,536	9,219,751
Total revenue	6,293,748	5,499,654	21,340,088	18,628,787

Costs and expenses:
Cost of services	4,771,599	4,150,803	16,449,212	14,305,099
Operating, administrative and other	948,171	834,529	3,365,773	2,858,720
Depreciation and amortization	116,940	109,100	451,988	406,114
Total costs and expenses	5,836,710	5,094,432	20,266,973	17,569,933

Gain on disposition of real estate (2)	2,309	965	14,874	19,828

Operating income	459,347	406,187	1,087,989	1,078,682

Equity income from unconsolidated subsidiaries (2)	61,624	51,971	324,664	210,207
Other (loss) income	(2,224)	336	93,020	9,405
Interest income	2,244	2,886	8,585	9,853
Interest expense	24,876	32,891	107,270	136,814
Write-off of financing costs on extinguished debt	—	—	27,982	—
Income before provision for income taxes	496,115	428,489	1,379,006	1,171,333
Provision for income taxes	101,612	266,979	313,058	467,757
Net income	394,503	161,510	1,065,948	703,576
Less: Net income attributable to non-controlling interests (2)	708	2,286	2,729	6,467
Net income attributable to CBRE Group, Inc.	$393,795	$159,224	$1,063,219	$697,109

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.16	$0.47	$3.13	$2.06
Weighted average shares outstanding for basic income per share	339,823,278	338,777,028	339,321,056	337,658,017

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.15	$0.47	$3.10	$2.05
Weighted average shares outstanding for diluted income per share	342,683,720	341,728,078	343,122,741	340,783,556

EBITDA	$634,979	$565,308	$1,954,932	$1,697,941
Adjusted EBITDA	$654,646	$569,672	$1,905,168	$1,716,774

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $64.8 million and $46.0 million for the three months ended December 31, 2018 and 2017, respectively, and $317.1 million and $201.3 million for the twelve months ended December 31, 2018 and 2017, respectively, attributable to Development Services but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Development Services segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

February 13, 2019

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31, 2018
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,982,042	$888,577	$381,883	$118,707	$32,833	$3,404,042
Pass through costs also recognized as revenue	1,878,491	749,204	262,011	—	—	2,889,706
Total revenue	3,860,533	1,637,781	643,894	118,707	32,833	6,293,748

Costs and expenses:
Cost of services	3,058,969	1,248,915	463,715	—	—	4,771,599
Operating, administrative and other	448,360	248,740	101,668	86,160	63,243	948,171
Depreciation and amortization	84,057	21,449	5,425	5,916	93	116,940
Total costs and expenses	3,591,386	1,519,104	570,808	92,076	63,336	5,836,710

Gain on disposition of real estate	—	—	—	—	2,309	2,309

Operating income (loss)	269,147	118,677	73,086	26,631	(28,194)	459,347

Equity income (loss) from unconsolidated subsidiaries	23	273	9	(1,097)	62,416	61,624
Other income (loss)	5,128	124	—	(7,476)	—	(2,224)
Less: Net income (loss) attributable to non-controlling interests	—	1,032	—	(255)	(69)	708
Add-back: Depreciation and amortization	84,057	21,449	5,425	5,916	93	116,940

EBITDA	358,355	139,491	78,520	24,229	34,384	634,979

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	17,422	7,895	1,030	(1,190)	—	25,157
Integration and other costs related to acquisitions	3,024	—	—	—	—	3,024
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(718)	—	(718)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(7,796)	—	—	—	—	(7,796)

Adjusted EBITDA	$371,005	$147,386	$79,550	$22,321	$34,384	$654,646

(1)

Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019. In Q4 2018, certain reorganization costs were reclassed from our Global Investment Management segment to our Americas segment.

CBRE Press Release

February 13, 2019

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31, 2017 (As Adjusted) (1)
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,682,457	$781,026	$347,035	$103,193	$32,161	$2,945,872
Pass through costs also recognized as revenue	1,703,159	606,449	244,174	—	—	2,553,782
Total revenue	3,385,616	1,387,475	591,209	103,193	32,161	5,499,654

Costs and expenses:
Cost of services	2,684,117	1,033,644	433,042	—	—	4,150,803
Operating, administrative and other	392,028	222,662	89,499	86,653	43,687	834,529
Depreciation and amortization	75,277	20,368	4,898	8,117	440	109,100
Total costs and expenses	3,151,422	1,276,674	527,439	94,770	44,127	5,094,432

Gain on disposition of real estate	—	—	—	—	965	965

Operating income (loss)	234,194	110,801	63,770	8,423	(11,001)	406,187

Equity income from unconsolidated subsidiaries	5,632	335	236	736	45,032	51,971
Other (loss) income	(1,457)	5	—	1,788	—	336
Less: Net income attributable to non-controlling interests	—	169	—	2,026	91	2,286
Add-back: Depreciation and amortization	75,277	20,368	4,898	8,117	440	109,100

EBITDA	313,646	131,340	68,904	17,038	34,380	565,308

Adjustments:
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	4,364	—	4,364

Adjusted EBITDA	$313,646	$131,340	$68,904	$21,402	$34,380	$569,672

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

February 13, 2019

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31, 2018
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$6,227,094	$2,843,081	$1,232,653	$434,405	$100,319	$10,837,552
Pass through costs also recognized as revenue	6,904,812	2,622,842	974,882	—	—	10,502,536
Total revenue	13,131,906	5,465,923	2,207,535	434,405	100,319	21,340,088

Costs and expenses:
Cost of services	10,468,110	4,328,821	1,652,281	—	—	16,449,212
Operating, administrative and other	1,616,216	817,224	359,033	344,312	228,988	3,365,773
Depreciation and amortization	327,556	80,290	20,297	23,017	828	451,988
Total costs and expenses	12,411,882	5,226,335	2,031,611	367,329	229,816	20,266,973

Gain on disposition of real estate	—	—	—	—	14,874	14,874

Operating income (loss)	720,024	239,588	175,924	67,076	(114,623)	1,087,989

Equity income from unconsolidated subsidiaries	14,177	1,523	433	6,131	302,400	324,664
Other income (loss)	103,689	171	—	(10,840)	—	93,020
Less: Net income attributable to non-controlling interests	—	243	—	2,360	126	2,729
Add-back: Depreciation and amortization	327,556	80,290	20,297	23,017	828	451,988

EBITDA	1,165,446	321,329	196,654	83,024	188,479	1,954,932

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (1)	27,996	8,193	1,030	706	—	37,925
Integration and other costs related to acquisitions	9,124	—	—	—	—	9,124
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(5,261)	—	(5,261)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(100,420)	—	—	—	—	(100,420)
Costs incurred in connection with litigation settlement	8,868	—	—	—	—	8,868

Adjusted EBITDA	$1,111,014	$329,522	$197,684	$78,469	$188,479	$1,905,168

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

February 13, 2019

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31, 2017 (As Adjusted) (1)
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$5,439,045	$2,387,751	$1,125,141	$377,644	$79,455	$9,409,036
Pass through costs also recognized as revenue	6,352,332	2,009,074	858,345	—	—	9,219,751
Total revenue	11,791,377	4,396,825	1,983,486	377,644	79,455	18,628,787

Costs and expenses:
Cost of services	9,410,147	3,409,908	1,485,044	—	—	14,305,099
Operating, administrative and other	1,405,552	688,900	319,214	285,831	159,223	2,858,720
Depreciation and amortization	289,338	72,322	18,258	24,123	2,073	406,114
Total costs and expenses	11,105,037	4,171,130	1,822,516	309,954	161,296	17,569,933

Gain on disposition of real estate	—	—	—	—	19,828	19,828

Operating income (loss)	686,340	225,695	160,970	67,690	(62,013)	1,078,682

Equity income from unconsolidated subsidiaries	18,789	1,553	397	7,923	181,545	210,207
Other income (loss)	37	(67)	—	9,435	—	9,405
Less: Net income attributable to non-controlling interests	—	64	—	6,280	123	6,467
Add-back: Depreciation and amortization	289,338	72,322	18,258	24,123	2,073	406,114

EBITDA	994,504	299,439	179,625	102,891	121,482	1,697,941

Adjustments:
Integration and other costs related to acquisitions	17,139	9,794	418	—	—	27,351
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(8,518)	—	(8,518)

Adjusted EBITDA	$1,011,643	$309,233	$180,043	$94,373	$121,482	$1,716,774

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.

CBRE Press Release

February 13, 2019

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Organic fee revenue
(iii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iv)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per share” or “adjusted EPS”)
(v)	EBITDA and adjusted EBITDA

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue and organic fee revenue:  the company believes that investors may find these measures useful to analyze the financial performance of our Occupier Outsourcing and Property Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business. Organic fee revenue for the three months ended December 31, 2018 further excludes contributions from all acquisitions completed after fourth-quarter 2017. Organic fee revenue for the twelve months ended December 31, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018; (ii) all acquisitions completed after second-quarter 2017 for the three months ended June 30, 2018; (iii) all acquisitions completed after third-quarter 2017 for the three months ended September 30, 2018; and (iv) all acquisitions completed after fourth-quarter 2017 for the three months ended December 31, 2018.

With respect to adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA and adjusted EBITDA—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments. The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

February 13, 2019

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)

Net income attributable to CBRE Group, Inc.	$393,795	$159,224	$1,063,219	$697,109

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	26,539	30,419	113,150	112,945
Costs associated with our reorganization, including cost-savings initiatives (2)	25,157	—	37,925	—
Integration and other costs related to acquisitions	3,024	—	9,124	27,351
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(718)	4,364	(5,261)	(8,518)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(7,796)	—	(100,420)	—
Write-off of financing costs on extinguished debt	—	—	27,982	—
Costs incurred in connection with litigation settlement	—	—	8,868	—
Tax impact of adjusted items	(37,817)	(8,680)	(44,205)	(42,128)
Impact of U.S. tax reform	12,820	143,359	13,368	143,359

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$415,004	$328,686	$1,123,750	$930,118

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$1.21	$0.96	$3.28	$2.73

Weighted average shares outstanding for diluted income per share	342,683,720	341,728,078	343,122,741	340,783,556

EBITDA and adjusted EBITDA, are calculated as follows (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)

Net income attributable to CBRE Group, Inc.	$393,795	$159,224	$1,063,219	$697,109

Add:
Depreciation and amortization	116,940	109,100	451,988	406,114
Interest expense	24,876	32,891	107,270	136,814
Write-off of financing costs on extinguished debt	—	—	27,982	—
Provision for income taxes	101,612	266,979	313,058	467,757
Less:
Interest income	2,244	2,886	8,585	9,853

EBITDA	634,979	565,308	1,954,932	1,697,941

Adjustments:
Costs associated with our reorganization, including cost-savings initiatives (2)	25,157	—	37,925	—
Integration and other costs related to acquisitions	3,024	—	9,124	27,351
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(718)	4,364	(5,261)	(8,518)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(7,796)	—	(100,420)	—
Costs incurred in connection with litigation settlement	—	—	8,868	—

Adjusted EBITDA	$654,646	$569,672	$1,905,168	$1,716,774

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE Press Release

February 13, 2019

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Organic fee revenue for the three months ended December 31, 2018 further excludes contributions from all acquisitions completed after fourth-quarter 2017. Organic fee revenue for the twelve months ended December 31, 2018 further excludes contributions from: (i) all acquisitions completed after first-quarter 2017 for the three months ended March 31, 2018; (ii) all acquisitions completed after second-quarter 2017 for the three months ended June 30, 2018; (iii) all acquisitions completed after third-quarter 2017 for the three months ended September 30, 2018; and (iv) all acquisitions completed after fourth-quarter 2017 for the three months ended December 31, 2018. Reconciliations are shown below (dollars in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
		(As Adjusted) (1)		(As Adjusted) (1)
Organic Fee Revenue
Consolidated fee revenue (1)	$3,404,042	$2,945,872	$10,837,552	$9,409,036
Less: Acquisitions	(86,699)		(260,001)

Organic fee revenue	$3,317,343		$10,577,551

Occupier Outsourcing
Fee revenue (2)	$836,194	$713,101	$3,040,949	$2,526,069
Plus: Pass through costs also recognized as revenue	2,716,121	2,397,478	9,863,792	8,619,505

Revenue (2)	$3,552,315	$3,110,579	$12,904,741	$11,145,574

Property Management
Fee revenue (2)	$158,831	$157,749	$605,387	$555,076
Plus: Pass through costs also recognized as revenue	173,585	156,304	638,744	600,246

Revenue (2)	$332,416	$314,053	$1,244,131	$1,155,322

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Excludes associated leasing and sales revenue.

CBRE Press Release

February 13, 2019

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
		(As Adjusted) (1)
Assets:
Cash and cash equivalents (2)	$777,219	$751,774
Restricted cash	86,725	73,045
Receivables, net	3,668,591	3,112,289
Warehouse receivables (3)	1,342,468	928,038
Property and equipment, net	721,692	617,739
Goodwill and other intangibles, net	5,093,617	4,653,852
Investments in and advances to unconsolidated subsidiaries	216,174	238,001
Other assets, net	1,550,307	1,343,658

Total assets	$13,456,793	$11,718,396

Liabilities:
Current liabilities, excluding debt	$4,471,473	$3,802,154
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (3)	1,328,761	910,766
Senior term loans, net	751,255	193,475
4.875% senior notes, net	592,781	591,972
5.25% senior notes, net	422,688	422,423
5.00% senior notes, net	—	791,733
Other debt	3,682	24
Other long-term liabilities	876,251	831,235

Total liabilities	8,446,891	7,543,782

Equity:
CBRE Group, Inc. stockholders' equity	4,938,797	4,114,496
Non-controlling interests	71,105	60,118

Total equity	5,009,902	4,174,614

Total liabilities and equity	$13,456,793	$11,718,396

(1)	We adopted new revenue recognition guidance in the first quarter of 2018. Certain restatements have been made to the 2017 financial statements to conform with the 2018 presentation.
(2)	Includes $155.2 million and $123.8 million of cash in consolidated funds and other entities not available for company use as of December 31, 2018 and December 31, 2017, respectively.
(3)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.